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                                                                              B4


                                                                    Exhibit 21.1

                        SOUTHERN PERU COPPER CORPORATION

                                  Subsidiaries

                            (More than 50% ownership)

                                                            Percentage of voting
                                                              securities owned
                                                             Or other bases of
                                      Name of Company             control
                                      ---------------             -------
PARENT:   Southern Peru Holdings Corporation (Delaware)

Registrant:  Southern Peru Copper Corporation (Delaware)

         Los Tolmos S.A.(Peru)                                        99.99
         Logistics Services Incorporated (Delaware)                  100.00
                  LSI-Peru, S.A. (Peru)                               98.18
         Multimines Insurance Company, Ltd. (Bermuda)                100.00

      Not included in this listing are subsidiaries which in the aggregate would not constitute a significant subsidiary.